                                                                     Exhibit 4.4

                              Warrant to Purchase
                                 Common Stock

                                Itool.com, Inc.
                            SELLING AGENT'S WARRANT


                                Dated as of

     THIS CERTIFIES that              (herein called the "Holder" and/or the
"Selling Agent") is entitled to purchase from iTool.com, Inc., a Delaware corporation (the "Company"), at the price and during the period as hereinafter
specified,             shares of the Company's common stock par value $.001 (the
"Shares").

     This warrant ("Selling Agent's Warrant") is issued pursuant to a Selling Agent Agreement between the Company and the Selling Agent (the "Selling Agent Agreement") in connection with a private offering to accredited investors, through the Selling Agent, of up to 1,000,000 Shares sold by the Company under exemptions from registration provided by Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended (the "1993 Act") and by Rule 506, and in consideration of $100 paid to the Company by the Selling Agent.

     1. The rights represented by the Selling Agent's Warrant shall be exercised at the price of $4.50 per Share (the "Exercise Price"), subject to adjustment in accordance with Sections 10 and 11 hereof, for a period of five years from the date first written above (the "Effective Date") (the end of such five-year term to be the "Expiration Date"). After the Expiration Date, the Holder shall have no right to purchase any Shares hereunder.

     2. (a) The rights represented by the Selling Agent's Warrant may be exercised at any time, in whole or in part, by (i) the surrender of the Selling Agent's Warrant (with the purchase form properly executed in the form attached hereto as Exhibit A) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of
Section 6, Section 7 and Paragraph (b), (c) and (d) of Section 8 hereof.

          (b) Payment of the Exercise Price may be made by (i) cash or cash equivalent, (ii) cashless exercise (as described below), or (iii) any combination of the above. The Holder may elect to exchange all or some of the Selling Agent's Warrant in a cashless exercise for Shares equal to the value of the amount of the Selling Agent's Warrant being exchanged on the date of the exchange. If Holder elects to exchange this Selling Agent's Warrant as provided in this Section 2(b), Holder shall tender to the Company the Selling Agent's Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Selling Agent's Warrant, and the Company shall issue to Holder the number of Shares computed using the following formula:

          X = Y(A-B)
              ------
                 A

          Where X = the number of Shares to be issued to Holder.

          Y = the number of Shares purchasable under the amount of the Selling Agent's Warrant being exchanged (as adjusted to the date of such calculation).

          A = the fair market value of one share of the Company's common stock.

          B = Exercise Price (as adjusted to the date of such calculation).

     All references herein to an "exercise" of the Selling Agent's Warrant shall include an exchange pursuant to this Section 2(b).

     Except as otherwise set forth above, for purposes hereof the fair market value of the surrendered shares on any relevant date, shall be determined in accordance with the following provisions:

          (i) If the common stock is at the time traded on the Nasdaq Electronic Bulletin Board or SmallCap Market, then the Fair Market Value shall be the average of the closing bid and ask price per share of common stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Electronic Bulletin Board or SmallCap Market or any successor system. If there is.no closing bid and ask price for the common stock on the date in question, then the Fair Market Value shall be the closing bid and ask price on the last preceding date for which such quotation exists.

          (ii) If the common stock is at the time listed on the Nasdaq National Market System or on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of common stock on the date in question on the Nasdaq National Market System or the Stock Exchange that is the primary market for the common stock, as such price is officially quoted on such system or exchange. If there is no closing selling price for the common stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (iii) If the common stock is not traded on any market, system, or exchange set forth above, and if the Company has sold shares of common stock to an independent third party within the six month period prior to the exercise, then the Fair Market Value shall be the price per share paid by such third party. If there has been no such sale, the Fair Market Value shall be the value agreed to between the Company and the Holder.

          (c) The Selling Agent's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Selling Agent's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. No fractional shares shall be issuable upon exercise. The certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 10 days after the rights represented by this Selling Agent's Warrant shall have been so exercised.

     3. (a) The Selling Agent's Warrant may not be sold, assigned, pledged, hypothecated or otherwise transferred except to (a) an officer or employee of Selling Agent, (b) any parent or successor of Selling Agent, (c) any person listed on Exhibit B or to their officers or partners, (d) to the extent permitted by law, to any person who acts as a finder in connection with this offering or any future financing for the Company, or any officers or partners of any of the above, or (e) any transferee who received this Selling Agent's Warrant by operation of law as a result of death, incapacity or dissolution of any holder permitted by this Section 3. Any such assignment shall be effected by the Holder by (i) executing an assignment and (ii) surrendering the Selling Agent's Warrant for cancellation at the office or agency of the Company referred to in Section 2 hereof; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Selling Agent's Warrant of like tenor and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder.

          (b) The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Selling Agent's Warrant or the common stock issued or issuable upon exercise hereof and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Selling Agent's Warrant or common stock unless either (i) to the Company has received an opinion of counsel, in form and substance reasonably satisfactory the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to Rule 144.

     4. The Company covenants and agrees that all Shares issued hereunder will, upon issuance, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which the Selling Agent's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares.

     5. The Selling Agent's Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     6. By acceptance of this Selling Agent's Warrant, the Holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Selling Agent's Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company;

that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Selling Agent's Warrant for an indefinite period, that the Holder understands that the shares of stock acquired pursuant to the exercise of this Selling Agent's Warrant will not be registered under the 1933 Act and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Selling Agent's Warrant and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Selling Agents Warrant may have affixed thereto a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE. REQUIRED TO BEAR THE FINANCIAL RISKS OF TIES INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     7. The Company shall advise the Holder or its transferee, whether the Holder holds the Selling Agent's Warrant or has exercised the Selling Agent's Warrant and holds Shares by written notice at least four weeks prior to the filing of any new registration statement under the Act covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4, S-8, or such other registration form the terms of which do not allow for the registration of the Shares, and will, for a period of five years from the Effective Date, upon the request of the Holder, include in any such new registration statement such information as may be required to permit a public offering of the Shares underlying the Selling Agent's Warrant (the "Registrable Securities"). Registrable Securities shall cease to be such when they have been distributed to the public pursuant to a registration statement, sold through a broker-dealer or to a market maker in compliance with Rule 144, or are eligible for sale pursuant to Rule 144 without limitation as to volume. The Company shall supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities, all at no expense to the Holder, and furnish indemnification in the manner provided in

Section 8 hereof. The Holder shall also furnish information and indemnification as set forth in Section 8.

     8. (a) Whenever pursuant to Section 7 a registration statement relating to any of the Registrable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each Selling Agent (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such Selling Agent, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such Selling Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder or such controlling person or Selling Agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said, amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof.

          (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof-, and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however that indemnification by any Distributing Holder shall be limited in amount to the net proceeds to such Distributing Holder from any sales of securities under such registration statement and such amendments and supplements thereto.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

          (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No settlement shall be made without the consent of the indemnifying party.

     9. In connection with any registration in which Registrable Securities have a right to be included pursuant to Section 7 and which involve an underwriting of securities being issued by the Company, the Company shall not be required under Section 7 to include any of the Holders' securities in such underwriting unless that Holder accepts the terms of the underwriting as reasonably (e.g. consistent with customary terms) agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. In the event of any limitations hereunder of the number of securities owned by selling stockholders included in any offering, the number of shares or securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities and shares held by other holders of registration rights, and other securities requested to be included in such registration by stockholders shall be excluded, and if a limitation on the number of shares is still required, the number of Registrable Securities and shares held by other holders of registration rights that may be included in the registration shall be allocated among the Holders of Registrable Securities and other holders of registration rights in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and shares held by other holders of registration rights held by each such Holder or holder at the time of filing the Registration Statement. For purposes of this paragraph, shares held by the founders and current officers and directors shall be treated the same as Registrable Securities.

     10. In case of any reclassification, capital reorganization or other change of the Company's outstanding shares of common stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital, reorganization or other change of outstanding shares of common stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of this Selling Agent's Warrant shall have the tight thereafter, by exercising such Selling Agent's Warrant, to purchase the kind and number of Shares or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of common stock that might have been purchased upon exercise of such Selling Agent's Warrant, immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of common stock and to successive consolidations, mergers, sales or conveyances.

     11. If, prior to the expiration of this Warrant by exercise or by its terms the Company shall issue any of its shares of common stock as a share dividend or subdivide the number of outstanding shares of common stock into a greater number of shares, then, in either such case, the Exercise Price per Share shall be proportionately reduced, and the number of Shares at the time purchasable pursuant to this Selling Agent's Warrant shall be proportionately increased; and conversely, if the Company shall contract the number of outstanding shares of common stock by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per Share in effect at the time of such action shall be proportionately increased and the number of Shares at that time purchasable pursuant to this Selling Agent's Warrant shall be proportionately decreased. If the Company shall, at any time during the life of this Selling Agent's Warrant declare a dividend payable in cash on its shares of common stock and shall at substantially the same time offer to its shareholders a right to purchase new shares of common stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of common stock so issued shall, for the purpose of this Selling Agent's Warrant, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon the shares of common stock in shares of any other class of securities convertible into shares of common stock shall be treated as a dividend paid in shares of common stock to the extent that shares of common stock are issuable upon the conversion thereof.

     12. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Arizona, without regard for the conflict of laws.

     IN WITNESS WHEREOF, iTool.com, Inc. has caused this Selling Agent's Warrant to be signed by its duly authorized officers under its corporate seal and this Selling Agent's Warrant to be dated .

                                   iTool.com, Inc.


                                   By
                                      President




                                   Attest:
                                           Secretary

                                   EXHIBIT A

                                 PURCHASE FORM
                                 -------------

         (To be signed only upon exercise of Selling Agent's Warrant)

     The undersigned, the holder of the foregoing Selling Agent's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Selling Agent's Warrant for, and to purchase thereunder, __________ shares of common stock of iTool.com, Inc. and herewith makes payment of $________ therefor and requests that the share certificate(s) be issued in the name(s) of, and delivered to ___________________, whose address(es) is (are):

______________________________________________________________________________.


Dated:
      ---------------------

                                           By:
                                              --------------------------

                                 TRANSFER FORM
                                 -------------

         (To be signed only upon transfer of Selling Agent's Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right to purchase _____________ shares of common stock represented by the foregoing Selling Agent's Warrants and appoints ____________________ attorney to transfer such rights on the books of iTool.com, Inc., with full power of substitution in the premises.


Date:
     -------------------


                                           By:
                                              --------------------------

                                      A-1